Exhibit 10.3

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT, made this eleventh day of November, 2016, by and among Red Giant Entertainment, Inc., a Nevada Corporation ("Buyer"), and David Campiti ("Campiti") doing business as Glass House Graphics (collectively, the "Seller").

                                    RECITALS

     WHEREAS, Seller is the 100% owner of certain intellectual properties more fully described in Schedule "A" attached hereto (collectively, the "Properties"); and

     WHEREAS, Buyer desires to acquire Properties; and

     WHEREAS, Buyer offers to acquire the Properties by issuing seven million five hundred thousand (7,500,000) shares of Seller's Series Z Preferred shares (the "REDG Series Z Stock" or "REDG Z Shares"); and

     WHEREAS, Seller is agreeable to these terms and is willing to tender its ownership of the Properties in exchange for two million five hundred thousand REDG Series Z Shares, the value of which is believed to be an equivalent exchange; and

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                   SALE AND TRANSFER OF INTELLECTUAL PROPERTY

     1.1 IN GENERAL. The Recitals above are incorporated in their entirety as understandings of the Parties and as consideration of value for entry into this Agreement.

     1.2 SALE AND TRANSFER OF INTELLECTUAL PROPERTY. On the terms and subject to the conditions set forth in this Agreement, the Seller hereby covenants and agrees to sell, transfer and convey all of its rights, title and interests in and to the Properties, including its copyrights and royalty agreements, if any, which are hereby assigned to Buyer, to the Buyer free and clear of any and all Encumbrances whatsoever, and the Seller further agrees to waive any moral rights that the Seller may have with respect to the Properties in favor of the Buyer.

     1.3 NO ASSUMPTION OF LIABILITIES. It is expressly understood and agreed that Buyer shall not be liable for, and hereby disclaims any assumption of, any of the obligations, third party claims or liabilities of Seller and/or his affiliates and/or of any third party of any kind or nature whatsoever arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Properties.
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     1.4 FURTHER ASSURANCES. At any time after Closing, and from time to time thereafter, the Seller shall, upon the Buyer's written request, and at the Buyer's expense, take any and all action and execute, acknowledge and deliver to the Buyer any and all further instruments and assurances necessary or expedient in order to fully vest in the Buyer the Properties and to facilitate the Buyer's enjoyment, defense and enforcement thereof. If, at any time after Closing, any entity or person directly or indirectly controlled by the Seller, or a "Seller Affiliate", is determined or deemed to have any right, title or interest in or to the Properties, the Seller agrees to use its best efforts to cause that Affiliate or Seller's Affiliate to transfer, assign, convey or release in favor of the Buyer any and all right, title or interest that such Affiliate or Seller's Affiliate may have in or to the Properties without payment of any additional consideration by the Buyer. The Seller hereby irrevocably designates and appoints the Buyer and its duly authorized officers and agents, with full power of substitution, as the Seller's agents and attorneys-in-fact to act for and on behalf and instead of the Seller, to take any and all actions, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to fully vest in the Buyer or perfect the sale, transfer, assignment and conveyance of the Properties to the Buyer or to protect the same or to enforce any claim or right of any kind with respect thereto. The foregoing power is coupled with an interest and is irrevocable.

     1.5 INTELLECTUAL PROPERTY OWNERSHIP. The Parties acknowledge and agree that, as between Buyer and Seller, Seller irrevocably assigns to Buyer herewith, and acknowledges that, to the extent permitted under applicable law, Buyer owns and retains, the entire and exclusive right, title, and interest in and to the Properties including all their included works and other characteristics associated therewith and any and all objects, sound and works embodied in the Properties, and all Intellectual Property or other identifications used with or in conjunction with the Properties created, designed or developed by Seller or its contractors from the inception of the development of the Properties, and each of them individually, and all renewals and extensions thereof inclusive of Seller's institutional trademarks.

     To the extent Seller owns or controls intellectual property rights related to the Properties but not assigned herein, Seller hereby licenses such rights to Buyer on a non-exclusive, non-transferable basis solely to the extent necessary to fulfill the spirit of this Agreement.

     1.6 REVENUE. As per the Effective Date, any and all revenue derived directly or indirectly from the Properties is the property of the Buyer exclusively.

     1.7 PAYMENT OF PURCHASE PRICE. Subject to all of the terms and conditions of this Agreement, Buyer agrees to deliver newly issued, Series Z, REDG Series Z Stock totaling Seven Million Five Hundred Thousand (7,500,000) Shares issued in the name of David Campiti, in exchange for one hundred percent of the ownership, title, and interest in the Properties shown on Schedule "A" of this Agreement owned by Seller, and Seller hereby agrees to transfer full title and interest in the Properties to Buyer, subject to the terms of this Agreement. Delivery of the REDG Z Shares may be book entry on the books of Buyer or by physical certificate.

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                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     SELLER REPRESENTS AND WARRANTS TO BUYER THAT:

     2.1 TITLE. Seller has all necessary power to own the Properties and to carry on their business as now owned and operated by them, and they are duly qualified to do business and are in good standing in each of the states and other jurisdictions where their business requires qualification.

     2.2 COMPLIANCE WITH LAWS. Seller has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting the Properties, products or the operation of their business except where such non-compliance would not have a materially adverse effect on the business or financial condition of Seller. Seller has all licenses and permits required to conduct his business as now being conducted.

     2.3 LITIGATION. Seller is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Seller, threatened against or affecting Seller or his business, assets or financial condition, except for matters which would not have a material affect on Seller or the Properties. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to him. Seller is not engaged in any lawsuits to recover any material amount of monies due to him.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER.

     BUYER REPRESENTS AND WARRANTS TO SELLER THAT:

     3.1 ORGANIZATION. Buyer is a corporation duly organized but is not validly existing or in good standing at the present time under the laws of Nevada, but it or its subsidiaries otherwise have all necessary corporate powers to own their properties and to carry on their businesses as now owned and operated, and are duly qualified to do business in each of such states and other jurisdictions where their respective business requires such qualification.

     3.2 COMPLIANCE WITH LAWS. Buyer has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of Buyer, except for Buyer's non-compliance with applicable federal securities laws. Buyer has all licenses and permits required to conduct

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its business as now being conducted other than Buyer's delinquencies with the
State of Nevada which are known to Seller.

     3.3 LITIGATION. Buyer is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Buyer, threatened against or affecting Buyer or its business, assets or financial condition, except for matters which would not have a material affect on Buyer or its properties. Buyer is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Buyer is not engaged in any lawsuits to recover any material amount of monies due to it.

     3.4 BUSINESS. Following the closing, the only business and operations of Buyer shall be that conducted by Buyer.

     3.5 RIGHTS UPON LIQUIDATION OF BUYER. Buyer represents, covenants, and warrants to Seller that in the event of a liquidation or insolvency of Buyer, that Seller retain a lien on, and Buyer hereby automatically assigns to Seller upon an event of liquidation or insolvency, any and all rights then owned or controlled by Buyer to the Properties.

     In the event of a liquidation or insolvency of Buyer, the rights to the Properties shall automatically transfer to Seller without further order, authorization or consent, and these Properties shall not be considered property of the estate of Buyer in any bankruptcy or insolvency proceeding because all rights, title, and interest in and to these Properties will belong to Buyer.

                                    ARTICLE 4

               ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER

     4.1 OWNERSHIP. Seller owns and holds the Properties listed in Schedule "A". Such Properties are owned of record, and such Properties are not subject to any lien, encumbrance or pledge but are subject to any applicable pre-existing contracts with participating artists, excluding Buyer, if any. Seller has the authority to sell, assign, and transfer the Properties pursuant to this Agreement.

     4.2 INVESTMENT INTENT. Seller understands and acknowledges that the REDG Series Z Stock is being issued as payment in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings, and/or any other applicable exemption from registration; and Seller makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of Seller as a purchaser of securities.

          (a) The REDG Series Z Shares are being acquired solely for the account of Seller, for investment purposes only, and not with a view to, or for sale in

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connection with, any distribution thereof and with no present intention of distributing or reselling any part of the REDG Series Z Shares.

          (b) Seller agrees not to dispose of his REDG Series Z Shares or any portion thereof unless and until counsel for Buyer shall have determined that the intended disposition is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

          (c) Seller acknowledges that Buyer has made all documentation pertaining to all aspects of Buyer and the transaction herein available to him and to his qualified representative(s), if any, and has offered such person or persons an opportunity to discuss Buyer and the transaction herein with the officers of Buyer.

     4.3 INDEMNIFICATION. Seller recognizes that the offer of REDG Series Z Shares to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless Buyer against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by Seller.

     4.4 RESTRICTIVE LEGEND. When issued, the certificates evidencing the REDG Preferred Z Shares issued pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

     4.5 WAIVER OF NON-COMPLIANCE. Seller waives any claim of lack of authority or non-compliance with the laws of the State of Nevada by Buyer for its failure to file its Annual Report and pay its registration fees with the State of Nevada, and further waives any claim that Buyer lacks the authority to enter into this Agreement by virtue of Buyer's non-compliance with any other laws applicable to Buyer or Buyer's business or operations.

                                    ARTICLE 5

                              PRE-CLOSING COVENANTS

     5.1 INVESTIGATIVE RIGHTS. From the date of this Agreement each Party shall provide to the other Party, and such other Party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of Buyer's and Seller's respective properties, books, contracts, commitments, and records for the purpose of examining the same. Each Party shall furnish the other Party with all information concerning Buyer's and Seller's affairs as the other party may reasonably request.

     5.2 CONDUCT OF BUSINESS. Prior to the Closing, Buyer and Seller shall each conduct their respective businesses in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other Party, except in the regular course of business. Buyer shall not amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or

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other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharged any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business. Seller shall take no action that would or could result in the attachment of a lien on the Properties.

                                    ARTICLE 6

                             POST-CLOSING COVENANTS

     6.1 FOLLOWING THE CLOSING HEREIN:

           (A) PROMPT REGISTRATION OF TRANSFER. Buyer shall register transfer of the Series Z shares on its books and Seller shall upon Closing have all rights of ownership of Series Z Shares, including voting rights, provided that, no physical certificates of Series Z Preferred Shares shall be issued to Seller until such time as applicable fees are paid to Buyer's stock transfer agent.

           (B) DELIVERY OF PROPERTIES. Seller will deliver to Buyer within 10 days of Closing all Properties.

                                    ARTICLE 7

                                     CLOSING

     7.1 CLOSING. Subject to the satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, including the acceptance of the Agreement by the Board of Directors of Buyer, Closing of the transactions contemplated herein shall take place at such place and time on the Closing Date as may be agreed to by the Parties hereto. The Closing Date shall be such date as is agreed upon by the Parties hereto, but shall be no later than November 30, 2016. Unless otherwise agreed to by each of the parties hereto, if Closing does not occur on or before November 30, 2016, this Agreement shall automatically be terminated and of no further force and effect.

     7.2 ATTORNEY'S FEES. Each of Buyer and Seller shall be responsible to the other party for their attorney fees (if any) incurred herewith, as further defined, below.

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                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 CONFIDENTIALITY. Unless compelled by a subpoena or otherwise required under the rule of law no party to this transaction will discuss terms of the transaction, its parties, or any other aspect of this transaction, contemplated, executed, or finalized with any individual other than counsel and individuals or parties directly related to this transaction.

     8.2 CAPTIONS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.3 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharged is sought.

     8.4 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

     8.6 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

     8.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement.

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     8.9 ANNOUNCEMENTS. The Parties will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.10 BROKERAGE. The Parties each represent that no finder, broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

     8.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year.

     8.12 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

RED GIANT ENTERTAINMENT INC:
(a Nevada Corporation)

By:
   -----------------------------------     -----------------------------------
   Benny R. Powell, President                              Date

GLASS HOUSE GRAPHICS:

By:
   -----------------------------------     -----------------------------------
   David Campiti                                           Date

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                                  SCHEDULE "A"

GLASS HOUSE GRAPHICS' HOLDINGS:

*  SKYCLAD -- IP + logo + 100 pages art

*  THE EXPERIMENTALS (aka 16X) -- IP + 30 pages art

*  BLOOD ASSASSIN (aka VAMPIRE X) -- IP + 24 pages art

*  LENNON & THE BEATLES: A TRIBUTE BOOK -- 45 pages art

*  THE P.S.I.C.E.T. IDENTITY -- IP + 1 cover artwork, logo, mini-series script

*  DARING ADVENTURES -- IP + 1 promo/cover art + 16 pages script

*  LAVENDER LACE -- IP + 1 promo/cover artwork

*  DANCE MACABRE -- IP

*  LIVING LEGENDS -- IP

*  LUCKY STAR -- IP

*  MODEL CITIZEN -- IP

*  MONSTROSITIES -- IP

*  STOKER -- IP

*  THE AMBASSADORS -- IP

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